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FOR IMMEDIATE RELEASE                                       CONTACT: CHRIS ALLEN
ATTN:  BUSINESS/FINANCIAL EDITORS                                 (312) 917-8331
                                                    CHRISTOPHER.ALLEN@NUVEEN.COM

                                                                KATHLEEN CARDOZA
                                                                  (312) 917-7813
                                                     KATHLEEN.CARDOZA@NUVEEN.COM


            NUVEEN INVESTMENTS ADDS CONNIE K. DUCKWORTH TO JNC BOARD


CHICAGO, IL, JANUARY 17, 2006 - Nuveen Investments, Inc. (NYSE: JNC), a leading provider of diversified investment services, today announced that Connie K. Duckworth has been appointed to its Board of Directors. Ms. Duckworth currently serves as President and Chairman of Arzu, Inc. and is active in promoting economic opportunity for women in the United States and overseas. She is a Retired Partner and Managing Director of Goldman, Sachs & Co.

Nuveen Investments provides high-quality investment services designed to help secure the long-term goals of institutions and high-net-worth investors as well as the consultants and financial advisors who serve them. Nuveen Investments markets its highly specialized investment teams, each with its own brand-name and area of expertise: NWQ, specializing in value-style equities; Nuveen, focused on fixed-income investments; Santa Barbara, committed to growth equities; Rittenhouse, dedicated to "blue-chip" growth equities; and Symphony, with expertise in alternative investments as well as equity and income portfolios. The Company manages approximately $131 billion in assets. Nuveen Investments, Inc. is listed on The New York Stock Exchange and trades under the symbol "JNC."


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